UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 1, 2008
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 8.01. Other Events

On March 18, 2008 a verified shareholder derivative lawsuit was filed against certain current or former officers and directors of 21st Century Holding Company (the “Company”) in the United States District Court for the Southern District of Florida by Anthony Neil Sellers, derivatively on behalf of nominal defendant 21st Century Holding Company (the “Plaintiff”). The complaint alleges breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment occurring from October 3, 2006 through the present. The complaint seeks an unspecified amount of damages. The Company believes that the allegations in the complaint are without merit and fully intends to vigorously defend such action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: April 1, 2008	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)